UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2017 (March 23, 2017)

L. B. Foster Company

(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania		15220
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 928-3417

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2017, David J. Russo, Senior Vice President, Chief Financial Officer and Treasurer, notified L. B. Foster Company (the “Company”) of his intention to resign and accept a position at another publicly-traded company. Mr. Russo’s resignation is effective April 21, 2017.

Commenting upon Mr. Russo’s departure, Robert P. Bauer, President and Chief Executive Officer of the Company, stated, “I know I speak for many people when I say that we will miss Dave and the leadership he provided across the entire organization. On behalf of the management team and the Board of Directors, I want to express our sincere appreciation for the contributions Dave has made to the Company and wish him continued success.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company (Registrant)

Date: March 29, 2017	/s/ Patrick J. Guinee
Name: Patrick J. Guinee
Title: Vice President, General Counsel & Corporate Secretary